UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest reported):  December 18, 2003


                            VICTORIA INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


                Nevada              000-27189             98-0230423
     (State or other jurisdiction  (Commission          (IRS Employer
           of incorporation)       File Number)       Identification No.)


           551 Fifth Avenue, Suite 601, New York, NY         10017
          (Address  of  principal  executive  offices)     (Zip Code)


       Registrant's telephone number, including area code  (212) 973-0063

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

On December 18, 2003, the Company converted $1,037,824 of its outstanding debt owed to third parties into common shares of the Company at a price of $0.10 per share for a total of 10,378,240 shares issued. The shares were issued pursuant to Section 4(2) and/or Regulation "S" of the Securities Act of 1933 and bear a restrictive Rule 144 legend to that effect. $832,000 of the outstanding debt was converted pursuant to various Subordinated Convertible Debentures, $142,910 of the outstanding debt was converted from a Promissory Note, and the remaining $62,914 of the outstanding debt was converted from various Shareholders Loans to the Company. The issuance increased the amount of the Company's issued and outstanding shares to 10,965,090 from 586,850.

The following table sets forth information with respect to ownership or beneficial ownership of more than five percent (5%), of the Company's outstanding common shares known by the Company based upon 10,965,090 shares outstanding after the share issuance:

Title of  Name and Address of          Amount of Beneficial  Percent
Class     Beneficial Owner             Interest              of Class
Common    High Peaks Corporation         941,643              8.6%
          556 Main Str. Hunkins Plaza
          Charlestown, Nevis

Common    Mr. Victor Kislinksii          754,087              6.9%
          65 Bratiev Kashirinykh Str.
          Cheliabinsk, Russia

Common    Stockwell, Inc.              3,775,494             34.4%
          556 Main Str. Hunkins Plaza
          Charlestown, Nevis

Common    Inverness, Inc.              4,048,804             36.5%
          556 Main Str. Hunkins Plaza
          Charlestown, Nevis

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  No  financial  statements  are  required  to  be  filed  by  this  item.

(b)  Exhibits

     4.1     10% Subordinated Convertible Note dated September 30, 2003 (Victor Kislinskii)
     4.2     10% Subordinated Convertible Note dated September 30, 2003 (High Peaks
             Corp.)


     4.3     10% Subordinated Convertible Note dated September 30, 2003 (Stockwell Corp.)
     4.4     10% Subordinated Convertible Note dated September 30, 2003 (Inverness Inc.)
     4.5     Promissory Note dated June 11, 2003
     4.6     10% Subordinated Convertible Note dated October 1, 2003 (Inverness Inc.)
     4.7     10% Subordinated Convertible Note dated October 1, 2003 (Stockwell Corp.)


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VICTORIA  INDUSTRIES,  INC.


Date:  December 18, 2003             /s/ Albert Abdoulline
       -----------------             ----------------------------
                                     Albert Abdoulline, President